EXHIBIT 99.h.2


                                 EXHIBIT (h.2.)
               Amended Schedule A of Accounting Services Agreement

                                     Amended
                                   SCHEDULE A


SIT MUTUAL FUNDS, INC.

     Sit International Growth Fund (series A)
     Sit Balanced Fund (series B)
     Sit Developing Markets Growth Fund (series C)
     Sit Small Cap Growth Fund (series D)
     Sit Science and Technology Growth Fund (series E)
     Sit Dividend Growth Fund (series G)


IN WITNESS WHEREOF, the Transfer Agent and Sit Mutual Funds Inc. have caused this Amended Schedule A to the Accounting Services Agreement dated as of April 1, 1996 between the Transfer Agent and Sit Mutual Funds Inc. to be executed as of December 15, 2003.



                                            SIT MUTUAL FUNDS, INC.


                                            By:
                                              ---------------------------------

                                            Name:  G. Todd Berkley
                                            Title: Chief Operating Officer


                                            PFPC, INC.


                                            By:
                                               --------------------------------

                                            Title:   Executive Vice President







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